UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

CENTRAL IOWA ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-52429	71-0988301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3426 East 28th Street North Newton, Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 791-1010

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Central Iowa Energy, LLC (the Company) entered into certain amended and restated loan documents with its lender, F&M Bank – Iowa, for the renewal of a revolving line of credit loan in the maximum amount of $2,000,000 effective as of October 14, 2008. This is a decrease from its previous $4,500,000 revolving line of credit, which matured on October 14, 2008. The Company’s $2,000,000 revolving line of credit loan will bear interest at a rate of 4.00% above the LIBOR Rate (as that term is defined by the loan documents) in effect on the date of the first advance, subject to adjustment pursuant to the provisions of the Company’s Amended and Restated Master Agreement (MLA) and related loan documents. Notwithstanding the foregoing, the interest rate shall at no time be less than 6.00%. Advances under the revolving line of credit loan may be used for any general corporate and operating purpose of the Company. The Company is required to make monthly payments of accrued interest, with the outstanding principal balance and all accrued and unpaid interest due and payable in full on October 13, 2009. The Company is required to pay its lender an unused commitment fee on the average daily unused portion of the revolving line of credit at a rate of 0.50% per annum. The revolving line of credit is secured by substantially all of the Company’s assets. The lender may declare the outstanding principal and accrued interest immediately due and payable upon the occurrence of an Event of Default (as that term is defined in MLA, which includes, without limitation, failure to pay any required payment of principal or interest or failure to perform or observe any term, covenant or agreement contained in the MLA. In connection with the renewal of this revolving line of credit, the Company executed a First Amendment to the Amended and Restated Master Loan Agreement, a Second Amended and Restated Third Supplement to the Amended and Restated Master Loan Agreement, a Second Amended and Restated Revolving Line of Credit Note, and certain allonges to the Company’s current Construction Term Note and Term Revolving Note, which reflect the reduction in the maximum amount of the revolving line of credit loan and modify the definition of certain defined terms contained in such documents.

Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL IOWA ENERGY, LLC

October 17, 2008	/s/ John Van Zee

Date	John Van Zee, President and CEO